UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2020

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On March 26, 2020, Timothy J. Keating notified the Board of Directors (the “Board”) of Surna Inc. (the “Company”) of his resignation as the Company’s Chairman of the Board and as a member of the Board effective March 26, 2020. Mr. Keating’s resignation was a personal decision, so as to free up his time to focus on other ongoing business endeavors, which have been impacted and complicated by the effect of the coronavirus, and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On March 26, 2020, J. Taylor Simonton notified the Board of the Company of his resignation as a member of the Board effective March 26, 2020. Mr. Simonton’s resignation was a personal decision, so as to free up his time to focus on personal matters and other business commitments, and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	SURNA INC.

	By:	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer